COLONIAL TAX MANAGED GROWTH FUND GIFT SHARES TRUST

Important Information to Consider Before Investing

This Trust is irrevocable and its provisions cannot be changed in any way. Contributions to the Trust will also be irrevocable and cannot be canceled or returned once made.

A contribution to this Trust may require the filing of a federal or state gift tax return, depending upon the trust option chosen in the Adoption Agreement, the amount of the contribution (and the amount(s) of any other gifts made) and the laws of the state of domicile of the donor. There also may be generation-skipping tax implications in the creation of trusts. See the Prospectus and Statement of Additional Information for details.

This Trust Instrument is provided as a convenience to investors wishing to establish trust accounts in the Colonial Tax Managed Growth Fund. Neither Colonial Tax Managed Growth Fund, Colonial Management Associates, Inc. or their respective affiliates, officers or employees can advise whether gifts to the Trust are appropriate to an investor's particular circumstances. Investors are advised to consult an attorney and/or tax adviser before signing the Adoption Agreement and making gifts to the Trust.



                                TRUST INSTRUMENT

This Trust Instrument has been provided by Colonial Tax Managed Growth Fund ("CTMGF"), with [Insert Name and Address of Trustee], as trustee, to enable investors to make irrevocable gifts to be held in trust for others. Each person making a gift under this Instrument ("Donor") must complete and execute a separate instrument ("Adoption Agreement") specifying the individual for whom the gift is made ("Beneficiary"), the amount of the gift ("Initial Contribution") and the Donor's choices as to the payment or accumulation of income and regarding other matters. A Beneficiary must be a person, and only one Beneficiary may be named per Trust Instrument. The original executed Trust Instrument must be delivered to Colonial Investors Service Center, Inc., P.O. Box 1722, Boston, MA 02105-1722.

Upon receipt and acceptance of a properly completed and executed Adoption Agreement and collection of the Initial Contribution ("Receipt Date"), the Trustee will hold the Initial Contribution, together with all additional contributions ("Additional Contributions") and undistributed gains and income (collectively, the "Trust Fund"), in trust ("Trust") for the benefit of the Beneficiary, in accordance with the terms and conditions of this Trust Instrument and the Adoption Agreement.

1.   Trust  Investment

(a)  The Trustee shall invest the Trust Fund in shares of CTMGF.

(b) The Trustee shall reinvest all net investment income, dividends and capital gains distributions that are not required to be distributed currently to the Beneficiary in additional shares of CTMGF.

(c)  Notwithstanding  (a) and (b) above,  if the Donor  selects  "Advantage  Two
     Shares" in the Adoption Agreement, at the Beneficiary's request, the Trustee shall redeem all Trust Fund shares in CTMGF and reinvest the net proceeds in shares of a money market fund to be selected by the Trustee in its sole and absolute discretion. The Trustee is expressly authorized to select a money market fund that is managed by or is otherwise affiliated with Colonial Management Associates or its affiliates. ("CMA").

(d) If shares of CTMGF become unavailable for any reason, the Trustee may invest the Trust Fund in a comparable investment, temporarily in the event that CTMGF shares again become available for purchase, to be selected by the Trustee in its sole and absolute discretion. The Trustee is expressly authorized to select a money market mutual fund that is managed by or is otherwise affiliated with Colonial Management Associates, Inc. or its affiliates ("CMA").

(e) The Trustee shall not be liable or responsible for any loss resulting to the Trust Fund or to any Beneficiary by reason of the investment in shares of CTMGF, the money market fund selected pursuant to (c) above or any investment substituted pursuant to (d) above.

2.  Income and Principal Distributions

(a) If the Donor selects "Advantage One Shares" in the Adoption Agreement, the Beneficiary may notify the Trustee to make tax equalization distributions, and thereafter, until the termination of the Trust, the Trustee shall pay the tax equalization distributions amount to the Beneficiary within 90 days after the end of each calendar year. The amount of tax equalization distribution shall be determined by multiplying each class of income earned by the Trust (ordinary income or capital gains) by the highest marginal Federal tax rate for unmarried individuals applicable to that class of income. A notice given pursuant to this paragraph shall be irrevocable and will apply to the taxable year in which made and all subsequent taxable years until the termination of the Trust.

(b) If the Donor selects the "Advantage Two Shares" in the Adoption Agreement, the Trustee shall pay all of the net income of the Trust to the Beneficiary annually or more frequently as the Trustee, in its sole and absolute discretion, determines. For this purpose, "net income" means investment income (dividends and interest) received by the Trust less expenses of the Trust, but does not include short-term or long-term capital gains distributions received or short-term or long-term capital gains realized by the Trust.

3. Withdrawal Rights - If the Donor selects the "Advantage One Shares" in the Adoption Agreement:

(a) Within 30 days after receipt and collection by the Trustee of the Initial Contribution or any Additional Contribution, the Beneficiary shall have the right to either (i) withdraw the shares of CTMGF held by the Trustee in the account in respect of said Contribution, or (ii) direct the Trustee to redeem such shares of CTMGF and distribute the net proceeds of redemption to the Beneficiary. The Trustee shall notify the Beneficiary of this right of withdrawal promptly after receipt of the Initial Contribution or any Additional Contribution and the Beneficiary shall respond, if at all, within 30 days after such receipt date.

(b) If the Donor has so authorized in the Adoption Agreement, Beneficiary may request that the Trustee to pay, in its sole and absolute discretion, the Beneficiary's expenses of college or post-graduate education upon presentation of a bill or statement from an accredited college or university. While discretionary, it is anticipated that the Trustee will pay such expenses directly to the college or university by redeeming Trust shares sufficient to pay the amount of the bill or statement. For purposes of this paragraph, the term "expenses of the Beneficiary's college or post-graduate education" means the charges of an accredited college or university for tuition, room and board and such other fees and expenses (such as laboratory fees and student activity fees). The Trustee, may rely, without further investigation, upon any college or university bill or statement that appears to the Trustee to be genuine.

4. Tax Withholding - Notwithstanding any other provisions of this Instrument, the Trustee is authorized to withhold from any distribution under this Instrument any Federal, state or local taxes that may be required to be withheld with respect to the payment of such distribution under applicable Federal, state or local law, and to pay the amounts withheld to the appropriate taxing authorities.

5. Tax Filings - The Trustee shall prepare and file all income tax returns required to be filed by the Trust with the Internal Revenue Service and the Commonwealth of Massachusetts. Taxes owed by the Trust shall be paid by the Trustee by redemption of shares from the Trust Fund. The Trustee shall also provide annual tax information statements regarding Trust Fund income and/or gains as to which tax payments may be payable by the Beneficiary. The Trustee shall not be responsible for the filing or payment of any Federal or state gift or generation - skipping transfer tax of Donor or any other person who may make gifts to the Trust.

6.Trust Termination

     (a) If the Donor selects "Advantage One Shares" or "Guardian Shares" in the Adoption Agreement, the Trust will terminate on the date specified by the Donor in the Adoption Agreement, but not earlier than the age of 21 for any minor Beneficiary.

     (b) If the Donor selects "Advantage Two Shares" in the Adoption Agreement, the Trust will terminate 40 years after the Receipt Date above, or on such earlier date as the Trustee may determine, at the request of the Beneficiary. In no event, however, may the Trust terminate before the expiration of the minimum term specified by the Donor in the Adoption Agreement or the age of 21 for any minor Beneficiary.

     (c) Upon termination of the Trust, the Trustee shall distribute the entire Trust Fund to the Beneficiary. If the Beneficiary dies before the termination date, the Trust shall thereupon terminate and the Trustee shall distribute the Trust Fund to the executors or administrators of the Beneficiary's estate.

7. Additional Contributions - The Donor or any other person may add to the Trust by making Additional Contributions (except during the final two years of the Trust), which shall be subject to this Instrument and the Adoption Agreement. Confirmation of Additional Contributions made by a person other than the Donor will be sent only to the Beneficiary (and Donor if so executed on the Adoption Agreement).

8. Payments and Elections During Minority - If and for so long as the Beneficiary is under the age of 21, (i) all distributions required to be made to the Beneficiary under this Instrument shall be paid to the individual specified in the Adoption Agreement as authorized to act on behalf of the Beneficiary during his or her minority (the "Representative"), (ii) all of the rights and powers given to the Beneficiary by this Instrument shall be exercisable by the Representative and (iii) all notices, statements, proxies and other communications required to be sent to the Beneficiary under this Instrument shall be sent to the Representative. The Representative shall be authorized to appoint another individual to serve as successor Representative. If the Representative dies or becomes disabled without having appointed a successor Representative, his or her executors or administrators may appoint a successor Representative. The Trustee may rely, and shall be protected in acting upon any request, consent or election made by the Representative on behalf of a Beneficiary under the age of 21.

9. Assignment or Invasion of the Trust Fund Prohibited - The Beneficiary shall have no power to assign, transfer, encumber or otherwise dispose of any interest in the Trust Fund, and all sums payable to the Beneficiary under this Instrument shall be free and clear of the Beneficiary's liabilities, debts, contracts and assignments and from levies, attachments or similar proceedings of any kind, including claims for alimony, child support or similar obligations, and free from the control of his or her spouse. No provision of law that would otherwise authorize a court to direct that the Trust Fund be invaded for any purpose shall apply to the Trust.

10. Trustee Powers - In addition to and not in limitation of any powers conferred upon fiduciaries by law, the Trustee is expressly authorized, in its sole and absolute discretion:

     (a) To appoint agents, accountants, experts and counsel, including individuals and entities affiliated with the Trustee, CTMGF or CMA, and to authorize any one or more of them to perform the Trustee's ministerial acts hereunder, including, but not limited to, the acceptance of investments, maintenance of financial and other records, collection and remittance of fees and expenses, issuance of reports and accountings to beneficiaries, distribution of the Trust Fund at the termination of the Trust and preparation, execution and filing of tax returns and tax information statements and payment of taxes shown to be due on such returns.

     (b) To pay from the Trust Fund expenses, costs, fees, taxes, penalties or other charges, including compensation to any agents, accountants, experts and counsel whose services may be required In the administration of the Trust.

     (c) To hold property in its own name, unregistered, in the name of a nominee, in such form as will pass by delivery or in book-entry form.

     (d) To determine the form of any notices required in connection with any rights or powers exercisable by the Beneficiary under this Instrument and any reasonable conditions on the exercise of such rights or powers that the Trustee finds necessary or convenient for the efficient administration of the Trust.

11. Voting of CTMGF Shares - The Trustee shall deliver, or arrange for delivery of, notices of meetings of CTMGF shareholders, CTMGF proxy statements and CTMGF proxies in sufficient time to enable the Beneficiary to attend such meeting in person or vote by proxy. The Trustee shall vote all shares of CTMGF for which no proxies are returned (and which are not present in person at the meeting) in the same proportion as CTMGF shares for which proxies are returned.

12. Accounting Reports
The Trustee is authorized to send to the Beneficiary (or to the executors or administrators of the Beneficiary's estate, if the Beneficiary has died), annually or more frequently as the Trustee shall determine, a written account of its administration of the Trust (which may be or include a periodic statement of the Trust Fund setting forth (i) all investments, receipts and disbursements and other transactions effected during the period from the Receipt Date, or from the close of any preceding period covered by such an account, to the closing date of such account selected by the Trustee, (ii) all cash, securities and other property held at the close of such period and the current value thereof and
(iii) such other information as may be required of the Trustee under applicable law. The Trustee shall also send copies of such accounts to the Donor if elected on the Adoption Agreement. The failure of the Beneficiary (or the executors or administrators of his or her estate) to object to any such account within 60 days after receipt of a copy of such account shall be deemed to be approval of such account.

     (b) Nothing contained in this Section shall be construed as a limitation upon or prohibition against the Trustee's right to have its accounting judicially settled.

13. Liability of Trustees and Agents - No Trustee or agent of the Trustee shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust Fund or the affairs of this Trust, except for his, her or its own acts constituting bad faith, willful misconduct or gross negligence, and all such persons shall look solely to the Trust Fund for satisfaction of claims of any nature arising in connection with affairs of the Trust. Without limiting the generality of the foregoing (and except as to acts of the Trustee constituting bad faith, willful misconduct or gross negligence):

     (a)  The Trustee  shall not be liable  except for the  performance  of such duties and obligations as are specifically set forth in this Instrument, and no implied covenants or obligations shall be read into this Instrument against the Trustee.

     (b) The Trustee shall not be liable for any action taken in good faith in reliance upon the advice or opinion of any legal counsel, accountant or other expert or professional, and such advice or opinion shall be full and complete personal protection to the Trustee and agents of the Trustee in respect of any action taken or suffered by it in good faith, and in reliance on, or in accordance with, such advice or opinion.

     (c) The Trustee may rely, and shall be protected in acting upon, any notice, request, consent, order or other paper or document reasonable believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

     (d) The Trustee shall not be liable for any error of judgment made in good faith.

14. Indemnification of Trustee

     (a) The Trustee and each of its agents shall be indemnified by, and receive reimbursements from, the Trust Fund against and from any and all loss, liability, damage or expense that the Trustee or any of its agents may incur or sustain for or by reason of (i) any change in the Beneficiary's domicile without notice to the Trustee or any of its agents, (ii) failure of the Beneficiary's executors, administrators or heirs to provide timely notice to the Trustee or any of its agents of the Beneficiary's death, (iii) failure of the Donor or other person making Additional Contributions to the Trust to file any Federal or state gift or generation-skipping transfer tax return or to pay any Federal or state gift or generation-skipping transfer tax or (iv) failure of the Beneficiary to file any Federal or state estate tax return or to pay any Federal or state income or estate tax.

     (b) The rights accruing to the Trustee and its agents by reason of the foregoing shall not be deemed to exclude any other right to which it or they may legally be entitled, nor shall anything else contained herein restrict the right of the Trustee or any of its agents to contribution under applicable law.

 15. Resignation, Removal and Replacement of the Trustee

     (a) Any Trustee may resign at any time upon 60 days notice in writing to CTMGF, whereupon a successor Trustee shall be selected in the manner provided in paragraph (c) below.

     (b) CMA or a majority of the disinterested Trustees of CTMGF may, upon 10 days notice in writing to the Trustee, remove any Trustee at any time acting hereunder with or without cause.

     (c) Whenever any Trustee shall cease to act for any reason, its successor shall be such individual or entity as may be selected by CMA or a majority of the disinterested Trustees of CTMGF. When the successor Trustee assumes office, notice thereof shall be sent to the Beneficiary.

     (d) No successor Trustee shall be liable or responsible for any act or default of any predecessor Trustee, nor shall any successor Trustee be required to inquire into or take any notice of the prior administration of the Trust Fund.

16. Amendment - The Instrument may be amended by the Trustee, with the consent of CMA at any time or from time to time, to promote the prompt and efficient administration of the Trust under this Instrument or to carry out the purposes of the Trust; provided, however, that no such amendment may (i) adversely affect the rights of the Beneficiary in any significant respect, (ii) affect any election or option selected by the Donor, (iii) result in the return of any interest in or power over the Trust to the Donor or the Donor's spouse, (iv) expand the amendment powers of the Trustee under this paragraph or (v) violate any applicable statute or rule of law. Any such amendment shall become effective only after 30 days prior written notice to the Beneficiary.

17. Notices - Any and all notices required to be sent under this Instrument shall be in writing and sent by first class mail to the address of record. Any change of residence of the Donor or Beneficiary must be promptly reported to the Trustee.

18. Governing Law - This Instrument shall be construed and enforced, to the extent possible, according to the laws of The Commonwealth of Massachusetts and all provisions hereof shall be administered according to the laws of said Commonwealth.

19. Severability - If any provision of this Instrument is found to be invalid, illegal or unenforceable in any respect, such provision shall be deemed to have been excised, and the balance of this Instrument shall remain in effect and shall be construed without regard to such provision, and each other provision of this Instrument shall be valid and enforceable to the fullest extent permitted by law.


                  Colonial Tax Managed Growth Fund Gift Shares
                            TRUST ADOPTION AGREEMENT

                                      DONOR

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NAME (FIRST, MI, LAST)                                       SOCIAL SECURITY NO.

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STREET ADDRESS

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CITY             STATE                            ZIP              TELEPHONE

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                         BENEFICIARY
   (Must be a citizen or permanent resident of the United States)

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NAME (FIRST, MI, LAST)                                      SOCIAL SECURITY NO.

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STREET ADDRESS

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CITY             STATE                               ZIP              TELEPHONE

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DATE OF BIRTH (MM/DD/YY)                             RELATIONSHIP TO DONOR


                          BENEFICIARY'S REPRESENTATIVE
                           (if Beneficiary is a minor)
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NAME (FIRST, MI, LAST)                                       SOCIAL SECURITY NO.

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STREET ADDRESS

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CITY             STATE                               ZIP              TELEPHONE



                                 AMOUNT OF GIFT
                     (Minimum Initial Contribution: $2,500)
                     Minimum Additional Contribution: $250)


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         MAKE CHECK PAYABLE TO COLONIAL TAX MANAGED GROWTH FUND

TRUST OPTIONS

     O Guardian Shares - Qualifies for the $10,000 Federal annual gift tax exclusion.

     O Advantage One Shares - Does not qualify for the federal annual gift tax exclusion. The Trust, not the Beneficiary, will pay income taxes on the Trust's income.

              O    CHECK HERE if you authorize the  Beneficiary to request
                              withdrawal of funds for college or post-graduate education expenses.

     O Advantage Two Shares - Part of the gift may qualify for the Federal annual gift tax exclusion. The Trust will pay the income taxes on its capital gains and the Beneficiary will pay income taxes on income distributed to him or her. .

TERMINATION DATE           This Trust will terminate on:

     ---------------------------------------------------------------
     (Month, Day, Year) The Date Must Be At Least 5 Years From the Date Of Gift and not Earlier than the Age of 21 for a Minor Beneficiary

MINIMUM TERM      The Minimum Term of this Trust Is (select one)

      O    5 years (Additional          O    10 years (Additional Contributions
           Contributions not accepted        not accepted in 9th and 10th years)
           in 4th and 5th years)

      ____years (Insert any number greater than 5 or 10 years; Additional
                 Contributions not accepted in final 2 years)

CLASS OF SHARES            Minimum 5 Year Trust Term
                           -------------------------
See Prospectus for
more information

     O    E Shares - offered at net asset value plus an initial sales charge

     O F Shares - offered at net asset value with a declining contingent deferred sales charge and annual distribution fee (converts to A Shares after approximately 8 years

     O G Shares - offered at net asset value plus an initial sales charge, annual distribution fee and contingent deferred sales charge.


                            Minimum 10 Year Trust Term
                            --------------------------

     O    H Shares - offered at net asset value plus an initial sales charge

     O I Shares - offered at net asset value with a declining contingent deferred sales charge and annual distribution fee (converts to A Shares after approximately 8 years)

     O J Shares - offered at net asset value plus an initial sales charge, annual distribution fee and contingent deferred sales charge

DUPLICATE STATEMENTS

     O    Please send a copy of the periodic account statements to Donor.

I, the Donor named above, hereby adopt the terms of the Colonial Tax Managed Growth Fund Gift Shares Trust and agree that the gift described in this Adoption Agreement shall be governed by the terms and conditions of the Colonial Tax Managed Growth Fund Gift Shares Trust, subject to the Options selected in this Adoption Agreement. I understand that this gift is irrevocable and cannot be returned to me, and that I will have no control over the trust that I have created. I have received and read the current Prospectus for Colonial Tax Managed Growth Fund and the section of The Colonial Tax Managed Growth Fund's current Statement of Additional Information concerning Federal gift, generation-skipping transfer and income tax matters relating to Colonial Tax Managed Growth Fund Gift Shares Trust. I understand that I may be required to file a gift tax return reporting this gift, and that it is my responsibility to determine whether a gift tax return will be required.


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         SIGNATURE OF DONOR                                    DATE